Exhibit 10.14
CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.
RESTATED LICENSE AND INTEGRATION AGREEMENT
This Restated License and Integration Agreement (the “Restated Agreement”) is entered into as of September 15th, 2025 (the “Restated Effective Date”), by and between Uber Technologies, Inc., a Delaware corporation with offices at 1725 3rd Street San Francisco, CA 94158 (“UTI”), with respect to the U.S. market, UBER B.V., a company having its principal office at Burgerweeshuispad 301, 1076 HR Amsterdam (“B.V.”) with respect to EMEA and MENA markets, and Uber International Technologies Corporation (“UITC”) with respect to Canada, [APAC and LATAM] markets]., (wherein the term “Uber” shall refer to UTI, BV, and/or UITC., depending on the context) on the one hand, and Neutron Holdings, Inc., DBA “Lime”, a Delaware corporation having its registered offices at 85 2nd Street, Suite 300, San Francisco, CA 94105 (“Lime”), and Lime Electric Ireland Limited, a private limited company established in Ireland, with its head office situated at South Bank House, Barrow Street, Dublin 4 (“Lime Ireland”) with respect to the Payment Terms and Data Processing Agreement, on the other hand. Each of Lime and Uber may be referred to herein as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Lime and Uber initially entered into a License and Integration Agreement with an Effective Date of March 10th, 2018 (the “Effective Date”) to collaborate in connection with the integration of certain functionality of the Lime Platform into the Uber Application to enable Uber users to request Lime E-Scooters through the Uber Application (the “Agreement”);
WHEREAS, the Agreement has been amended several times to date, the Parties now wish to consolidate the terms of the Agreement and the intervening amendments to reflect the Parties mutual understanding in this Restated Agreement; and
WHEREAS, upon the final execution of this Restated Agreement, the Agreement shall be expressly terminated and replaced by the Restated Agreement with an effective termination date coextensive with the Restated Effective Date, as defined herein, provided however, for the avoidance of doubt, that the Local Participation Agreement dated as of November 1, 2024 by and among Uber B.V., Uber Japan Co. Ltd., and Lime KK shall remain in effect with respect hereto.
NOW, THEREFORE, the Parties, in consideration of the mutual promises set forth herein and intending to be legally bound, hereby agree as follows:
AGREEMENT
1.    Definitions.
1.1    “Account Data” means the following verified elements of Uber Data provided to and used by Lime to create an account for a specific Uber user: Phone Number, First Name, Last Name, and Email.

1.2    “Active Market” means any City in which the Integrated Product is being made available to Eligible Users. Active Market shall include New Markets once Uber has launched the Integrated Product in such New Market.
1.3    "Active Market Requirements" has the meaning set forth in Section 2.1(b).
1.4    Intentionally Left Blank.
1.5    “Affiliate” means, with respect to any entity, any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of more than 50% of voting securities or more than 50% of voting power of the board of directors, by contract or otherwise.
1.6    “Bad Debt” means the sum of all uncollected Charges, whether specific to a particular user or in the aggregate for all Integrated Product Bookings. Lime shall be responsible for all Bad Debt.
1.7    Intentionally Left Blank.
1.8    Intentionally Left Blank.
1.9    “Booking Price” means for any Qualifying Trip (including any Integrated Product Booking) the gross price (less sales taxes, VAT, excise taxes, gross receipts taxes, privilege taxes, transaction taxes and property taxes imposed by any governmental authority on the Qualifying Trip and paid by Lime) (without reduction for, any applicable promotions or discounts), which may vary depending on market, timing, demand, location and other factors, at which Lime E-Scooters are made available to Eligible Users through the Integrated Product during the Term.
1.10    “Change of Control” means (i) the consummation of a reorganization, merger or consolidation, or sale or other disposition of substantially all of the assets of a Party, or (ii) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than fifty percent (50%) of either (A) the then-outstanding shares of common stock of such Party; or (B) the combined voting power of the then-outstanding voting securities of such Party entitled to vote generally in the election of directors.
1.11    “Charge” means any monetary payment required of, or refund offered to, an Eligible User for E-Scooter rental through the Integrated Product.
1.12    "City" means a (1) city or other municipality or (2) administrative area (such as a college or university campus) which, in the case of (2), has independent regulatory authority over dockless E- Scooter services within its boundaries and is not bound by the regulatory authority regarding dockless E- Scooter services of the city or municipality in which such administrative area is contained.
1.13    Intentionally Left Blank.
1.14    “E-Scooter” means (a) a·motorized scooter as defined by California Vehicle Code ("CVC") §407.5 that is powered.by electrical power, and (b) a low speed pedal assisted electric bicycle as defined by CVC §312.5 that is dockless. "E'-Scooters" expressly excludes all other vehicles and modes of transportation (including, without limitation, non-electrical powered scooters, motorcycles, motor-driven cycles as defined in CVC §405; motorized bicycles or mopeds as defined in CVC §406). This-definition and such express exclusions will be considered updated to include Future Lime Form Factor Offerings under similarly specific definitions (e.g., referencing CVC code, defining features, docked or dockless, etc.) once Lime provides notice to Uber of any such Future Lime Form Factor Offering Pilot Complete.
1.15    “Eligible Users” means any verified user who has an account with Uber and is in good standing with Uber.
1.16    “Europe” means Albania, Andorra, Armenia, Austria, Azerbaijan, Belarus, Belgium, Bosnia and Herzegovina, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Georgia, Germany, Greece, Hungary, Iceland, Ireland, Italy, Kazakhstan, Kosovo, Latvia, Liechtenstein, Lithuania, Luxembourg, Macedonia (FYROM), Malta, Moldova, Monaco, Montenegro, Netherlands, Norway, Poland, Portugal, Romania, Russia, San Marino, Serbia, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey, Ukraine, United Kingdom, Vatican City (Holy See), and their territories and protectorates.
1.17    “Exclusive Integrated Product Users” means [***].
1.18    Intentionally Left Blank
1.19    “Gross Rental Revenue” means the gross price from Integrated Product Bookings plus sales taxes, VAT, excise taxes, gross receipts taxes, privilege taxes, transaction taxes and property taxes imposed by any governmental authority on the Integrated Product Booking to be paid by Lime, less only (i) any trip-based promotions and discounts agreed upon between the Parties and (ii) Payment Processing Costs.
1.20    “Integrated Product” means the product or service resulting from the integration of certain elements of the Lime Platform that allows Eligible Users to book a Lime E-Scooter through the Uber Application as further described in Exhibit A attached hereto.
1.21    “Integrated Product Booking” means a booking of a Lime E-Scooter by an Eligible User through the Integrated Product.

1.22    “Intellectual Property Rights” means all intellectual property rights throughout the world under statute, common law or equity, including: (i) copyrights, "moral rights", trade secret rights, patents, and any other intellectual property and proprietary rights (excluding trademark rights); (ii) any application, right to apply, or registration for any of the foregoing; (iii) any renewals, extensions and restorations of the foregoing; and (iv) any other rights analogous to any of the foregoing.
1.23    Intentionally Left Blank.
1.24    Intentionally Left Blank.
1.25    “Lime Data” means [***].
1.26    “Lime E-Scooters” means any E-Scooter made available on the Lime Platform for Integrated Product Booking in connection with this Restated Agreement, including JUMP E-Scooters made available by Lime on the Lime Platform for Integrated Product Booking; and notwithstanding anything to the contrary, including any Future Lime Form Factor Offerings.
1.27    “Lime Marks” shall mean Lime’s trademarks, service marks, trade names, logos, slogans and other identifying symbols and indicia.
1.28    “Lime Materials” means the Lime proprietary Technology (including APIs) (excluding the Lime Marks) set forth on Exhibit B or that is disclosed or otherwise made available to Uber by Lime or its Affiliates in connection with development or use of the Integrated Product or otherwise during the Term.
1.29    “Lime Platform” means Lime’s E-Scooter platform.
1.30    “Lime Trip Data” means the following data: [***].
1.31    "Launch Plan" has the meaning set forth in Section 2.1(b).
1.32    "New Market" has the meaning set forth in Section 2.1(b).
1.33    Intentionally Left Blank.
1.34    “Payment Processing Costs” means the payment processing costs actually charged by a Payment Provider for all Charges associated with all Integrated Product Bookings and shall include but not be limited to fees for Tokenization Costs, gateway processing, acquiring, interchange, and foreign exchange in the event of currency conversion to the extent actually charged by a Payment Provider.
1.35    “Payment Provider” means [***].
1.36    “Personal Data” means any information obtained in connection with this Restated Agreement (i) relating to an identified or identifiable natural person; (ii) that can reasonably be used to identify or authenticate an individual, including but not limited to name, contact information, precise location information, persistent identifiers, government-issued identification numbers, passwords, or PINs, financial account numbers and other personal identifiers; and (iii) any information that may otherwise be considered “personal data” or “personal information” under the applicable law.
1.37    Intentionally Left Blank.
1.38    “Qualifying Trip” means any trip taken on a Lime E-Scooter by an Eligible User that is (a) [***] (“Integrated Product Trips”), (b) [***] (“Dual App Trips”) or (c) [***] (“Uber Acquired Lime User Trips”), and in any case of (a), (b) and (c), excluding any trip for which a chargeback occurred or a refund was given for more than 50% of the trip price.
1.39    “Regulatory Approvals” means all governmental permits, consents, licenses, and authorizations expressly required or reasonably expected to be expressly required under applicable law for Lime’s E-Scooter operations, the Lime Platform, and the Lime E-Scooters (including, without limitation, any permits or authorities relating to E-Scooters for a particular City).
1.40    Intentionally Left Blank.
1.41    Intentionally Left Blank.
1.42    “Technical and Design Requirements” has the meaning set forth in Exhibit A.
1.43    "Technology" means, processes, products, designs, design data, formulas, developments, software, application programming interfaces (APIs), technical documentation, materials, technology, and the like.
1.44    “Territory” means a territory of Active Markets and New Markets.
1.45    “Token” means a limited use instrument representing payment information that can be used to process a Charge through supporting industry-standard payment processors.
1.46    “Token Request” means a call by Lime to the applicable Uber API to generate a Token.
1.47    “Tokenization Costs” means the tokenization costs charged by the third party provider for requesting Tokens for all Charges associated with all Integrated Product Bookings.
1.48    “Uber API” means (a) the certain application programming interface and endpoints made available by Uber to Lime pursuant to this Restated Agreement and (b) API-related documentation, software, and materials provided or made available to Lime by Uber under this Restated Agreement.
1.49    “Uber Application” or "Uber App" means the Uber rideshare mobile application.

1.50    “Uber Competitive Services” means [***].
1.51    “Uber Data” means [***].
1.52    Intentionally Left Blank.
1.53    “Uber Marks” shall mean Uber’s trademarks, service marks, trade names, logos, slogans and other identifying symbols and indicia.
1.54    “Uber Materials” means the Uber proprietary Technology (excluding the Uber Marks) that is disclosed or otherwise made available to Lime by Uber or its Affiliates in connection with development or use of the Integrated Product or otherwise during the Term.
1.55    “Uber Trip Data” means the following data: [***].
1.56    Intentionally Left Blank.
1.57    “Working Scooter” means any Lime E-Scooter that is either (a) currently rented or (b) available for rent.
1.58    “Lime Competitive Services” means the business of owning and operating a fleet of E-Scooters for the purpose of providing consumers with short-term access to such E-Scooters for personal transportation.
1.59    “Lime Vehicle Data” means the following real-time data of Lime E-Scooters: vehicle location data and attributes of Lime E-Scooters including, but not limited to, types, properties, features, and license plate numbers (if applicable).”
1.60    “Future Lime Form Factor Offerings” means [***]. [***] ("Pilot"), [***] ("Pilot Complete'').
2.    Product Integration.
2.1    Launch
(a)    Integration. The Parties will create the Integrated Product as described in Exhibit A, and each Party will provide support to the other Party in connection therewith as reasonably requested and as otherwise contemplated in Exhibit C.
(b)    Launch Plan.
(i)    The Parties agree to expand the launch of the Integrated Product in all new markets and Cities as provided in Section 2.1(b)(ii); provided that, prior to launching the Integrated Product in any New Market, Lime shall provide reasonable evidence to Uber of its compliance with applicable regulations, and obtaining all Regulatory Approvals and providing to Uber reasonable evidence thereof, in such New Market (“Active Market Requirements”).
(ii)    [***] (“New Markets”). [***]:
a.    [***].
b.    [***].
c.    [***].
d.    [***].
(c)    Uber Logo. In any Active Market, the Parties agree that all Lime E-Scooters shall meet the stickering requirements attached hereto as Exhibit J “Stickering Requirements.” Lime shall remove the Uber logo upon reasonable notice from Uber.
(d)    Lime E-Scooter Availability. In any Active Market, all E-Scooters in the Active Market that are available for rental on the Lime application will also be available for rental on the Uber App through the Integrated Product. Uber will have the right to remove Lime from the Uber App in a particular Active Market if Lime (i) fails to satisfy the Active Market Requirements at any time in such Active Market and (ii) fails to remedy such failure within thirty (30) days of receipt of written notice from Uber (provided, Uber may suspend Lime from the Uber App in a particular Active Market on written notice to Lime if a City alleges in writing to either Lime or Uber that Lime does not have sufficient Regulatory Approval to operate in such City; provided, further, that Uber will promptly reinstate Lime if the issue is resolved within thirty (30) days of Lime's receipt of such written notice).
2.2    Availability of Integrated Product. Notwithstanding anything to the contrary (but subject to Sections 2.1, 2.3, 3.1, 3.3, 4.6, 6.1 and 6.2), Uber will have the sole discretion over the exposure to Eligible users of the Integrated Product. For the avoidance of doubt, this right will not permit Uber to turn-off the Integration or not launch the Integration in a City, except as otherwise defined.
2.3    Placement within Uber App. The location of the placement of the offering of Lime E- Scooters in the Uber App shall be at Uber's sole discretion; provided, however, Uber shall ensure that it is reasonably apparent that Lime is providing the Lime E-Scooters. To the extent Uber is not restricted by Section 5 from offering E-Scooter products or services of a company other than Lime in the Uber App, then, subject to the provisions of Section 5.3(a)(ii), the location of the placement of the Lime E-Scooter offering in the Uber App shall be in the same location as that of the other provider(s) (including, as applicable, Uber and its Affiliates).
2.4    Changes to Regulatory Approvals. Lime will notify Uber within fifteen (15) days of any change to its Regulatory Approvals that affect any Active Market under this Restated Agreement.

2.5    Integration Updates.
(a)    Intentionally Left Blank.
(b)    Any information provided by Lime to Uber through the APIs in connection with this Restated Agreement and data derived from such information will not be shared with, and will not be used to create insights or services that will be shared with, Lime competitors, nor be used to inform or otherwise support any potential relaunch of a first party E-Scooter offering by Uber or an Affiliate of Uber.
(c)    Uber will build the following features on its platform for the Integrated Product: [***].
(d)    Enable feature parity: Lime will enable the following features for the Integrated Product that are currently available on Lime’s app: [***].
(e)    Lime and Uber agree to evaluate additional potential product and engineering requirements on a cadence to be mutually agreed upon by the Parties.
(f)    In addition to the license rights granted by Lime with regard to Lime Data under the Restated Agreement, including under Section 8, Lime will grant Uber access to Lime Vehicle Data [***].
(g)    Lime & Uber shall negotiate in good faith mutually agreed upon new strategic programs and features {"Strategic Programs") and use commercially reasonable-efforts to jointly implement such Strategic Programs.
(h)    [***] ("Implementation Decision").
(i)    [***].
(j)    Lime will use commercially reasonable efforts and work in good faith to adequately staff, resource, and prioritize ongoing technical work and other work to support the Integrated Product and any improvements to it.
(k)    Lime and Uber will each use commercially reasonable efforts and work in good faith to adequately staff, resource, and prioritize the technical work necessary to develop the following [***] each as described more fully below:
(a) [***] (the “Exclusivity Period”) [***] (the “Exclusivity Fee”) [***]:
(i) [***] (a “New Lime User”). [***] (the “Ridership Growth Fee”). [***]
(ii) [***] (the “Cash Back Fee”).

(b) [***].
(c) [***].
(d) [***].
(e) [***].
3.    Lime Operational Responsibilities.
3.1    Operation of Lime Platform. Lime hereby represents and warrants that, in each Active Market, the Integrated Product will be treated no less favorably (including with respect to the operation, availability, quality and functionality of Lime’s infrastructure, network, support, insurance, safety, customer inquiries and other operational responsibilities, as well as the operation, availability, quality and functionality of Lime E-Scooters available for Integrated Product Booking) than the manner in which Lime treats any other program, partner or party (including Lime itself) with respect to E-Scooters or in which Lime operates the Lime Platform in such Active Market. Lime will be solely responsible for providing the customer support services for users of the Integrated Product in connection with any Integrated Product Bookings and Lime E-Scooters, as well as any support reasonably requested by Uber or as otherwise reasonably contemplated in accordance with and as described in Exhibit C attached hereto.
3.2    Pricing.
(a)    [***].
(b)    [***].
(c)    Intentionally Left Blank.
(d)    [***].
(i)    [***] (“Uber Discounted Trips”) [***]:
•    [***].
(ii)    [***].
(iii)    [***].
(iv)    [***].
(e)    Refunds. Refunds will be initiated at Lime’s request. Upon Lime’s request for a refund, (i) Uber will charge the refunded amount to Lime (the “Refund Amount”), plus the refund fees listed in Exhibit K (“Refund Fees” together with the Refund Amount, the “Refund Charges”)) that are payable to Uber for each refund so initiated by Lime. For all refunds initiated by Lime, Uber will refund to Lime the Service

Fee charged on the initial user transaction. The Parties will mutually agree upon any Refund Charge reporting and payment process details.
3.3    Cost of Lime Platform. For the avoidance of doubt, (i) Lime will be solely responsible for all of its costs, expenses and fees associated with respect to the Lime Platform and Lime E-Scooters, including, without limitation, with respect to the development, operation, availability, quality, maintenance, and functionality thereof, including all customer support costs and (ii) Uber will be solely responsible for all of its costs, expenses and fees associated with respect to the Uber App and Integrated Product, except as expressly provided in Section 4.2.
3.4    Regulatory Responsibility. The Parties acknowledge and agree that Uber is merely a distributor of the Lime Platform and, as between Uber and Lime, Lime is solely responsible for complying with all applicable laws related to the Lime Platform (including, without limitation, with respect to Integrated Product Bookings (excluding the Uber Application) and Lime E-Scooters).
3.5    Support. Lime shall be solely responsible for resolving customer support requests for the Lime E-Scooters and Integrated Product Bookings.
4.    Reporting, Economics and Transaction Processing.
4.1    Reporting.
(a)    Intentionally Left Blank.
(b)    Intentionally Left Blank.
(a)    Information. Lime shall provide Uber’s internal accounting-only team with such information as is reasonably requested by Uber [***], which information will be only used by such team for such purpose and may not be further disclosed inside or outside Uber except to Uber's independent public accountant executing a confidentiality agreement that (i) prevents the independent public accountant from sharing the information with Uber and its Affiliates and (ii) limits the independent public accountant’s use of such notice solely for the purposes of performing its accounting obligations to Uber; provided, that for the avoidance of doubt, Lime shall not be required to prepare any new reporting information in response to any request by Uber’s accounting team pursuant to this Section 4.1(c).
4.2    Payments and Costs.
(a)    Payment Processing Costs. At all times over the course of the Term, Lime shall be responsible for all Payment Processing Costs.
(b)    Support Costs. Notwithstanding anything to the contrary in this Restated Agreement, Lime shall reimburse Uber at a rate of [***] for Lime E-Scooters and Integrated Product Bookings manually forwarded to Lime ("Support Costs"); provided, that the Support Costs reimbursable by Lime for any calendar month during the Term shall not exceed an amount equal to [***]. To the extent Uber forwards customer support requests to Lime that are not related to Lime E-Scooters or Integrated Product Bookings (e.g., they concern issues with the Uber App or other transportation modes or providers), Uber shall reimburse Lime at a rate of [***]. Uber shall invoice Lime quarterly for such Support Costs less any amounts due to Lime for any improperly forwarded support requests, which shall be payable within thirty (30) days after receipt. After the Switch- over Date, Uber may withhold Support Costs from Gross Rental Revenue payable to Lime under Section 4.7 below.
(c)    Payments Issue Escalations. Each Party will identify one “Relationship Manager” to serve as the primary point of contact regarding payment issues. If the Parties cannot first resolve a payments-related dispute informally, either Party may submit a written objection that states the reasons for objecting the payment or lack thereof (“Payment Dispute Notice”) to the Relationship Manager of the other Party. The Uber Relationship Manager and Lime Relationship Manager will meet within 30 days following the receipt of Payment Dispute Notice to attempt to resolve the issue in good faith. If there is no agreement on a resolution or a plan of action to resolve, the original disputing Party will send a notice of continued dispute. Within 30 days of notice of a continued dispute, the Parties will schedule a meeting with at least one senior executive from each Party (“Payment Dispute Resolution Meeting”) to attempt to resolve the issue in good faith. If the Parties have not agreed upon an approach to resolve the dispute as a result of the Payment Dispute Resolution Meeting, or an action plan to do so within 90 days of receiving the original Payment Dispute Notice, then the Parties may submit the dispute to final and binding arbitration, as provided in the Restated Agreement.
4.3    Uber Audits of Lime. During the Term and for no more than one (1) year after expiration or termination of this Restated Agreement, upon at least fifteen (15) days prior written request of Uber, and no more than twice in any twelve (12) month period during the Term and only once after expiration or termination of this Restated Agreement, Lime will permit an independent public accountant, selected by Uber and acceptable to Lime, which acceptance will not be unreasonably withheld, to have access during normal business hours to those records of Lime as reasonably necessary for compliance with payment processing obligations under Section 4.6, in respect of any calendar year ending not more than twelve (12) months prior to the date of such request. Such an independent public accountant shall sign Lime’s standard confidentiality agreement prior to accessing Lime’s books and records subject to this Section. For clarity, in the event Uber conducts an audit pursuant to Section 4.4 or 13.8(c), such audits shall not count towards the maximum number of audits set forth in this Section 4.3.
4.4    Regulatory Audit. Upon Uber’s request, Lime shall provide reasonable documentation evidencing Lime maintains all necessary Regulatory Approvals required to operate the Lime Platform in all Cities it has launched or plans to launch. Additionally, during the Term and for one (1) year thereafter, and no more than twice in any twelve (12) month period during the Term and only once after expiration or termination of this

Restated Agreement, Lime will permit a third party regulatory advisor, selected by Uber and acceptable to Lime, which acceptance will not be unreasonably withheld, upon fifteen (15) days advance written notice to Lime, to audit Lime for the purpose of verifying Lime’s compliance with all applicable laws and regulations, including whether Lime maintains all necessary Regulatory Approvals. Such third party advisor shall sign Lime’s standard confidentiality agreement prior to accessing Lime’s books and records subject to this Section. Any such audit shall be conducted during regular business hours at Lime’s facilities and shall not unreasonably interfere with Lime’s business activities. If such third party advisor’s report reveals that Lime has materially breached its obligation to obtain or maintain Regulatory Authorizations to operate the Lime Platform, then Lime shall reimburse Uber’s reasonable out-of-pocket expenses for the audit. For clarity, in the event Uber conducts an audit pursuant to Section 4.3 or 13.8(c), such audits shall not count towards the maximum number of audits set forth in this Section 4.4.
4.5    Internal Audit of Uber. Upon Lime’s request, (i) during the Term and no more than twice in any twelve (12) month period during the Term, and (ii) for no more than one (1) year after the Term (and only once in that period), Uber shall conduct an internal audit, which shall be limited to verifying the accuracy of payments made to Lime and provide Lime with the results of such audit certified by an officer of Uber. During the Term and no more than twice in any twelve month period during the Term, Lime may request an executive with knowledge of Uber’s data systems to certify compliance with the restrictions set forth in Section 2.5(b).
4.6    Transaction Processing.
(a)    Line Item Processing. All Charges related to Integrated Product Bookings shall be itemized and have a descriptor that adequately identifies the purpose of the Charge to the Eligible User’s payment method associated with its Uber account (each a “Line Item Charge”).
(b)    Charge Origination. Uber shall send Integrated Product Bookings to Lime through the Lime API. All Charges relating to Integrated Product Bookings that are charged to the Eligible User's payment method shall be generated solely in response to a Token Request initiated by Lime. At the time of receipt of the Integrated Product Booking by Lime and any time a Charge is to be made to an Eligible User’s payment method, Lime will submit a Token Request to the applicable Uber API or use the original Token assigned to the initial Charge in the case of Charges for refunds, chargebacks or adjustments. Upon receipt of the Token, Lime shall attempt to charge the Eligible User's payment method using the Token. Lime shall only request a Token when there is a request for an Integrated Product Booking or Charge. Uber shall not unreasonably deny a Token Request, and at its reasonable discretion, will enforce anomaly detection checks to approve or deny Token Requests.
(c)    Transaction Results. The Parties shall have a process and functionality in place to report the status of all Charges upon decisioning, including but not limited to whether or not the Charge was successful or whether it failed, such that information including refunds, chargebacks, and Bad Debt events are available to Lime.
(d)    Blocking Usage. Either Uber or Lime, in their individual and sole discretion, may cease to make available the Integrated Product to, and cancel any existing upcoming Integrated Product Bookings subject to associated cancellation fees for, any Eligible User for whom collection of a Charge was unsuccessful or resulted in a chargeback. Neither Party shall be required to obtain the other Party’s approval prior to blocking the Integrated Product from usage by the Eligible User at issue, however, the blocking Party shall provide the reason for blocking if requested by the non-blocking Party. The Parties agree to reasonably collaborate to maintain a high quality and consistent Integrated Product user experience.
(e)    Information and Controls. The Parties agree to collaborate and work together in good faith to mutually establish a reasonable set of information and controls satisfactory to Lime to (i) detect and prevent identity and payment fraud and trust and safety violations, and (ii) block Eligible Users with uncollected payments from the Integrated Product.
(f)    Chargebacks. Lime shall be responsible for all chargebacks for Integrated Product Bookings, and on and after the Switch-over Date chargebacks will be withheld from amounts otherwise payable to Lime. Lime shall be responsible for all chargebacks for Integrated Product Bookings, and on and after the Switch-over Date chargebacks will be withheld from amounts otherwise payable to Lime.
(g)    Taxes. Lime shall be responsible for charging and remitting to the appropriate tax authorities, or other governmental authorities, any applicable taxes and fees including but not limited to sales taxes, VAT, excise taxes, gross receipts taxes, privilege taxes, transaction taxes and property taxes with respect to the Integrated Product Bookings and any services provided by Lime under this Restated Agreement, except that Uber shall be responsible for remitting US transaction taxes to the appropriate tax authorities under applicable marketplace facilitator rules upon a mutually agreed-upon start date based on both Parties completion of the technical work necessary to implement this change; such mutual agreement will be confirmed in writing (email suffices). Uber will collect all such taxes and, except as provided with respect to US transaction taxes after such mutually agreed-upon start date, remit such collections to Lime for remittance of all relevant taxes to the appropriate tax authorities or other governmental authorities. Upon reasonable request by Uber, Lime shall provide documentation supporting that such taxes to be remitted by Lime have been paid in accordance with applicable law.
(h)    Receipts. Via a Lime API or alternative method agreed upon between the Parties, Lime shall, at least thirty (30) days prior to the date of the initial launch of the Integrated Product set forth in the Launch Plan, and then on an ongoing basis consistent with the receipt issuance timeliness and detailed breakdown that Uber customarily provides, provide Uber with all information necessary for Uber to render receipts on behalf of Lime to Eligible Users of the Integrated Product. The Parties agree to work in good faith to implement a process (via a Lime API or alternative method agreed upon between the Parties) to permit Uber, at Uber’s election which would then create an obligation for Uber until Uber provides reasonable notice that it no longer elects to do so, to issue tax compliant invoices on behalf of Lime to Eligible Users of the Integrated Product; provided that prior to the implementation of such a process, Lime shall be responsible for issuing tax compliant invoices to Eligible Users of the Integrated Product. The Parties agree that Lime shall not independently email receipts for Integrated Product Bookings to Eligible Users unless otherwise mutually agreed.
(i)    Notices. Upon receipt of any formal notice or inquiry, or other formal communication from any Payment Provider alleging any violation of any operating rules or network rules that require Uber to refrain from activity necessary to provide the Integrated Product, or Lime’s failure to integrate with or abide by terms as required by any such Payment Provider, Uber will have the right to suspend exposure of the Integrated Product while the Parties work in good faith to establish a different method for processing Integrated Product payments (the “Alternative Method”) or Lime’s compliance with same, and Uber will restore exposure of the Integrated Product promptly following resolution of the situation.
(j)    Third Party Services and APIs. Lime acknowledges that Lime’s ability to receive, submit and use a Token or Token Request and provide the status of all Charges depends on Lime’s use of APIs provided by Braintree, a division of PayPal, Inc. (“PayPal”), subject to an agreement between Lime and PayPal substantially similar to that attached hereto as Exhibit F, or as dictated by PayPal. Lime must maintain the ability to use such PayPal APIs directed by Uber, or other integrations as reasonably required by Uber, to support the Integrated Product.
(m) Service Fees.
(i) After the Switch-over Date for Active Markets and New Markets identified in Section 2.1(b):
(A) Uber will charge Lime a Service Fee that includes [***].
(B) The Service Fee will be set on a country-by-country basis according to the table in Exhibit I “Service Fees” attached hereto. Lime will provide an affidavit representing that the data Lime submitted to establish that the [***].
(ii) For future New Markets: Upon confirmation of launch timing for any New Market in a country not captured in Exhibit I, Section A: "Service Fee by Country":
(A) Lime will have 30 days to share its report of [***] for each new country for Uber to establish the Service Fee for the integration in that country.

(B) The data will be the same aggregate cost and average ticket size data used to establish the initial Service Fee table attached as Exhibit I(A), aggregated by the same methodology over a 3-month period (or as long as Lime has been active in that market if less than a 3- month period), unless mutually agreed upon by the Parties.
(C) If Lime has not provided this complete data in 4.6(m)(ii)(B) above within 30 days, the Service Fee for this additional new country will default to an Uber-named country equivalent, as set forth in Exhibit I(B). Lime will provide updated data after 3 months, and Uber will update the Service Fee for that country accordingly.
Limited Agent. With respect to all U.S Integrated Product Bookings, Lime hereby appoints Uber Technologies Inc. (UTI), an Affiliate of Uber, as its limited payment collection agent for the purpose of accepting for Integrated Product Bookings, plus any applicable sales tax, VAT, or other taxes collected on Lime’s behalf, payment from Eligible Users through the Uber Platform and UTI accepts such appointment. UTI will process the Booking Fee payments on Lime’s behalf and the Booking Fee will be deemed to have been made to Lime when the Booking Fee are successfully processed and received by UTI as if such Booking Fee had been paid to Lime directly by an Eligible User, extinguishing the Eligible User’s payment obligation to Lime (in the amount paid by the Eligible User). , via the payment processing functionality facilitated by the Uber App, and remitting the Gross Rental Revenue to Lime within fourteen (14) calendar days of the Charges being processed; and (ii) agrees that payment collected by Uber, or an Affiliate of Uber, on Lime’s behalf, shall be considered the same as payment made directly to Lime. Lime agrees that if it does not receive payment from Uber or its Affiliates for any reason Lime will only have recourse against Uber or its Affiliates.
Uber and its Affiliates may from time to time request information from Lime to confirm its identity as may be necessary under any applicable compliance obligations before remitting any amounts to it and if circumstances change since Lime’s initial provision of documentation for ‘know your customer’ purposes such that Uber is legally prohibited from remitting payments to Lime, Uber may suspend such payments and work in good faith with Lime and the relevant governmental authority to resume payments as soon as practicable. Lime agrees that Uber and its Affiliates may describe or otherwise reflect the terms of this Section, and any related portions of this Agreement, in any terms of use, receipts, disclosures, or notices that may be deemed necessary or prudent, subject to prior approval by Lime of any specific references to Lime in any such materials, which shall not be unreasonably denied. If reasonable, Uber may adjust the remittance of Gross Rental Revenue collected on Lime’s behalf for Lime's failure to fulfill an Integrated Product Booking, correcting an error on an Integrated Product Booking, chargebacks, or refunds authorized by Lime, or for purpose of seeking reimbursement for fees, fines or charges incurred by Uber or its Affiliates issued by governmental authorities as a result of Lime’s actions or Lime E-Scooters (e.g. tolls incurred by Users that a transportation authority may charge to Uber or fines a city may impose on Uber due to usage of Lime’s E- Scooters, provided Uber timely notifies Lime in advance of its payment to the relevant party provides Lime a reasonable opportunity to contest the assessment and the Parties work in good faith to mitigate such future assessments) and other reasons authorized by Lime in writing. Uber and its Affiliates reserve the right to collect any amounts owed to Uber in connection with such allowed adjustments via a deduction from the remittance of Gross Rental Revenue collected on behalf of Lime; provided that, if on expiration or termination of this Restated Agreement, there remain amounts owed to Uber in connection with such allowed adjustments and there is insufficient Gross Rental Revenue anticipated in the month that the allowances were incurred, Uber may issue an invoice to Lime for such amounts and Lime will pay the amount of the invoice within thirty (30) days after receipt.
4.7    Uber Payments BV. With respect to any Integrated Product Bookings in the European Economic Area, Uber Payments BV, which is an affiliate of Uber, will act as the limited payment collection agent as referred to in Section 4.7, for the European Economic Area. For payments accepted by Uber Payments BV, the Payment Terms attached as Exhibit L will apply. Uber B.V. agrees to indemnify, defend, and hold harmless each Party and their respective officers, directors, employees, agents, successors and assigns from and against any and all out-of-pocket liabilities, expenses (including reasonable attorney’s fees), damages, penalties, fines, social security contributions and taxes arising out of a third party claim that Uber Payments violated applicable law in its provision of Payment Services.
4.8    Uber Payments UK. With respect to any Integrated Product Bookings in the UK, Uber Payments UK Limited, which is an Affiliate of Uber, will act as the limited payment collection agent as referred to in Section 4.7, for the United Kingdom. For payments accepted by Uber Payments UK, the UPUK Payments Terms, attached at Exhibit O, will apply. Uber B.V. agrees to indemnify, defend and hold harmless Lime Technology Limited and their respective officers, directors, employees, agents, successors and assigns from and against any and all out-of-pocket liabilities, expenses (including reasonable attorney’s fees), damages, penalties, fines, social security contributions and taxes arising out of a third party claim that Uber Payments UK violated applicable law in its provision of UK Payment Services.
5.    [***].
6.    Marketing and Promotion.
6.1    Marketing Plan. Any branding, design, copy and user experiences related to the Integrated Product will be subject to Uber’s discretion, subject to Sections 2.3 and 7.3; provided that Uber shall not use the Lime Marks without Lime’s prior written approval (not to be unreasonably withheld or delayed). In connection with the Integrated

Product, the Parties shall discuss potential promotional and marketing activities and each shall conduct such promotional and marketing materials as may be agreed in a written marketing plan.
6.2    User Communication.
(a)    For Exclusive Integrated Product Users, all marketing communications shall be sent by Uber, subject to Lime’s prior approval (which shall not be unreasonably withheld or delayed). During the Term, Lime will not, and will not permit any third party to, communicate with any Exclusive Integrated Product Users (other than as strictly necessary to provide support for the applicable Integrated Product Booking).
(b)    For those Eligible Users that book Lime E-Scooters using both the Integrated Product and the Lime application during the Term, either Party may send marketing communications, subject to the other Party’s prior approval (which shall not be unreasonably withheld or delayed).
(c)    For those Eligible Users that only book Lime E-Scooters using the Lime application but are acquired via such users’ responses to a mutually agreed marketing or promotional communication that includes a mutually agreed call to action which call to action is responded to within a mutually agreed time period during the Term, all marketing communications shall be sent by Lime, subject to Uber’s prior approval (which shall not be unreasonably withheld or delayed).
(d)    Lime may not take any intentional action specifically to encourage any individual to directly book a Lime E-Scooter using the Lime application instead of making an Integrated Product Booking.
(e)    During and after the Term, Lime and its Affiliates shall not, and shall not indirectly or directly permit a third party to, use any Uber Data or Lime Data associated with an Exclusive Integrated Product User (including Account Data or Lime Trip Data) for the purposes of advertising or promoting any Uber Competitive Services to such user.
(f)    During and after the Term, subject to any applicable data privacy laws, Lime and its Affiliates shall not, directly or indirectly, transfer, sell, distribute or otherwise provide access to the Uber Data or Lime Data associated with Exclusive Integrated Product User(s) (including Account Data or Lime Trip Data) to any provider of an Uber Competitive Service. This Section shall in no way limit the other restrictions on Lime’s use of Uber Data herein.
6.3    Intentionally Left Blank.
7.    Intellectual Property.
7.1    License to Lime Materials and Lime APIs. During the Term, Lime hereby grants to Uber and its Affiliates a worldwide non-exclusive, non-sublicensable, fully-paid, royalty-free license and right under any Intellectual Property Rights owned or licensable by Lime in and to the Lime Materials and the Lime Platform (other than the Lime APIs) to use, make, have made, sell, offer to sell, and import the Integrated Product for the limited purpose of enabling users to request E-Scooters through the Uber Application. Lime hereby grants to Uber, under any Intellectual Property Rights owned or licensable by Lime in and to the Lime APIs listed on Exhibit B, a limited, non-exclusive right to access and use the Lime APIs listed on Exhibit B solely in connection with the Integrated Product and in accordance with the Restated Agreement and the terms set forth in Exhibit G.
7.2    License to Uber Materials and Uber APIs. During the Term, Uber hereby grants to Lime a worldwide non-exclusive, non-sublicensable, fully-paid, royalty-free license and right under any Intellectual Property Rights owned or licensable by Uber in and to the Uber Materials to perform its obligations under this Restated Agreement. Lime will obtain a developer account via developer.uber.com prior to being eligible for access to any of Uber’s APIs. Lime’s access to and use of Uber APIs that may be made available by Uber in connection with this Restated Agreement, and any API-related data, materials and tools, if any, in connection with this Restated Agreement will be subject to the terms set forth in Exhibit G.
7.3    License to Trademarks.
(a)    To Uber Mark. Uber hereby grants to Lime, solely during the Term, a limited, royalty-free, non-exclusive, non-transferable and non-assignable (except in connection with a permitted assignment under Section 13.8) license, without the right to sublicense, to use and display the Uber Marks, as required by Section 2.1(c), and as required or permitted by Section 6, but only if Uber, in writing, expressly approves of each proposed use and display. Lime will not otherwise use or modify the Uber Marks without Uber’s prior written consent. All goodwill related to Lime’s use of the Uber Marks shall inure solely to the benefit of Uber. The Uber Marks will at all times remain the exclusive property of Uber. Except as expressly set forth herein, Uber does not, and shall not be deemed to, grant Lime any license or rights under any Uber trademarks. All rights not granted herein are expressly reserved by Uber. Lime agrees that the quality of any products or services it provides in connection with the Uber Marks shall conform to the standards required by this Restated Agreement. At a minimum, the quality of the products or services shall be of the same or higher quality as products and services provided by Lime in the past. Should the quality of the goods or services offered in connection with the Uber Marks fall below such standards, Uber reserves the right to terminate the permission to use its Uber Marks if the quality is not restored within a reasonable time.
(b)    To Lime Marks. Lime hereby grants to Uber, solely during the Term, a limited, royalty-free, non-exclusive, non-transferable and non-assignable (except in connection with a permitted assignment under Section 13.8) license, without the right to sublicense (except to Affiliates), to use and display the Lime Marks in connection with the Integrated Product solely (1) as set forth on Exhibit A, (2) as required or permitted by Section 6, or (3) as Lime may otherwise approve of. All use of the Lime Marks by Uber will be in the form and format approved by Lime, and Uber will not otherwise use or modify the Lime Marks without Lime’s prior written consent. All goodwill related to Uber’s use of the Lime Marks shall inure solely to the benefit of Lime. The Lime Marks will at all times remain the exclusive property of Lime. Except as expressly set forth herein, Lime does not, and shall not be deemed to, grant Uber any license or rights under any Lime trademarks. All rights not granted herein are expressly reserved by Lime. Uber agrees that the quality of any products or services it provides in connection with the Lime Marks shall conform to the standards required by this Restated Agreement. At a minimum, the quality of the products or services shall be of the same or higher quality as products and services provided by Uber in the past. Should the quality of the goods or services offered in connection with the Lime Marks fall below such standards, Lime reserves the right to terminate the permission to use its Lime Marks if the quality is not restored within a reasonable time.
7.4    Retention of Rights. Each Party acknowledges and agrees that it will retain all right, title and interest, including all Intellectual Property Rights, in and to all Technology that it created, invented, conceived, first reduced to practice or otherwise developed or owned prior to the Term of this Restated Agreement or that it creates, invents, conceives, first reduces to practice or otherwise develops or acquires during the Term of this Restated Agreement. All rights with respect to Intellectual Property Rights that are not specifically granted under this Restated Agreement are expressly reserved. In connection with this Restated Agreement, or the activities of the Parties in furtherance of this Restated Agreement, no license, covenant, immunity, authorization or other right will be implied, whether by reason of statute, estoppel, or otherwise, with respect to any Intellectual Property Right.
8.    Data Sharing and Ownership.
8.1    Lime Data. As between the Parties, Lime will retain all right, title, and interest in and to the Lime Data, including all elements thereof (other than Account Data which is co-owned). Lime will provide such Lime Data to Uber as is required by Exhibit A. Lime may, in its discretion, share additional Lime Data with Uber, but is not obligated to do so; provided, that if Lime does share additional Lime Data with Uber then such additionally-shared Lime Data shall be subject to any restrictions imposed by Lime. Lime hereby grants to Uber a worldwide, non-exclusive, non-sublicensable (except to Affiliates), paid-up, royalty-free, non-transferable and non-assignable (except in connection with a permitted assignment of this Restated Agreement under Section 13.8) license to use and reproduce Lime Data that is delivered to Uber or generated by Lime pursuant to the provisions of this Restated Agreement during the Term only for the following purposes: (i) to perform Uber’s obligations under this Restated Agreement; (ii) to analyze and improve the Integrated Product (but not, for the avoidance of doubt, developing or improving the Uber App, any Uber products or services, or any third party products and services); and (iii) to comply with applicable laws and regulations. Nothing herein or otherwise implied by law shall be deemed to grant Uber any right, title or interest in or to the Lime Data other than the limited license rights expressly set forth herein.

8.2    Uber Data. As between the Parties, Uber will retain all right, title, and interest in and to the Uber Data, including all elements thereof (other than Account Data which is co-owned). Uber will provide such Uber Data to Lime as is required by Exhibit A, subject to Section 8.4. Uber may, in its discretion, share additional Uber Data with Lime, but is not obligated to do so; provided, that if Uber does share additional Uber Data with Lime then such additionally-shared Uber Data shall be subject to any restrictions imposed by Uber. Uber hereby grants to Lime a worldwide, non-exclusive, non-sublicensable (except to Affiliates), paid-up, royalty-free, non-transferable and non-assignable (except in connection with a permitted assignment of this Restated Agreement under Section 13.8) license to use and reproduce Uber Data that is delivered to Lime pursuant to the provisions of this Restated Agreement during the Term only for the following purposes: (i) to perform Lime’s obligations under this Restated Agreement; and (ii) to comply with applicable laws and regulations. Nothing herein or otherwise implied by law shall be deemed to grant Lime any right, title or interest in or to the Uber Data other than the limited license rights expressly set forth herein.
8.3    Data Privacy and Security. Each party represents and warrants it will comply with the data privacy and security requirements specified in Exhibit E attached hereto (the “Data Privacy and Security Exhibit”).
8.4    Account Data. For the avoidance of doubt, Account Data may include Personal Data and will only be provided to Lime with the authorization and consent of the underlying Uber user, which shall be sought by Uber through commercially reasonable means.
8.5    Deletion of Data. If Lime discovers that it has erroneously (i) received Uber Trip Data or (ii) provided Lime Vehicle Data or Lime Trip Data, the discovery of such error will be promptly addressed with Uber. If Uber discovers that it has erroneously (i) received Lime Trip Data or Lime Vehicle Data or (ii) provided Uber Trip Data, the discovery of such error will be promptly addressed with Lime. The Party that has received such information, pursuant to this Section 8.5, will make commercially reasonable efforts to delete it promptly and thoroughly.
9.    Term and Termination.
9.1    Term. This Restated Agreement is effective as of the Restated Effective Date and, unless otherwise terminated pursuant to this Restated Agreement, will remain in effect until December 31, 2028 (the “Term”).
(a)    Termination. Either party may terminate this Restated Agreement if the other is in material breach and is unable to cure the material breach within 90 days of receipt of written notice thereof.
9.2    Effect of Termination. Upon termination or expiration of this Restated Agreement and following the applicable wind-down period under Section 9.3, (i) each Party will deliver to the other Party (or destroy) any and all data, drawings, notes, memoranda, specifications, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Confidential Information of such other Party, and (ii) all licenses granted hereunder will be terminated immediately other than as specifically set forth herein. Subject to the foregoing, the following Sections of this Restated Agreement will survive termination or expiration of this Restated Agreement: 4.3, 4.4, 4.5, 6.2(e)-(f), 7.4, 9.3, 10, 11.1(c), 11.2, 12 and 13. In addition, each Party will pay promptly when due any amounts that are accrued as of the effective date of expiration or termination or accrue during the wind-down period.
9.3    Wind Down Period.
(a)    In the event of termination under Section 9.2, Lime will continue to perform its obligations under this Restated Agreement for an additional period of three (3) months following the date that such three (3) month notice period has elapsed in Active Markets as of the date such three (3) month notice was given. During such additional three (3) month period, (i) Uber may continue to use materials licensed from Lime, and Lime may continue to use materials licensed from Uber, pursuant to Section 7 hereof for the sole purposes of complying with its surviving obligations under this Restated Agreement, and (ii) both Parties shall work together in good faith to wind down the integrations contemplated in this Restated Agreement and inform their respective users, if applicable. Notwithstanding the foregoing, Lime is not obligated to continue to perform its obligations under this Agreement beyond six (6) months from its notification of an uncured Uber breach (three month notice period, followed by the three month wind-down period) in Section 9.2, above.
(b)    Except in the event of termination under Section 9.2, upon expiration or termination of this Restated Agreement, either Party may continue to use materials and Intellectual Property Rights licensed from the other Party pursuant to Section 7 hereof for the sole purposes of complying with its surviving obligations under this Restated Agreement for a period of no more than sixty (60) days after such expiration or termination, during which time both Parties shall work together in good faith to wind down the integrations contemplated in this Restated Agreement and inform their respective users, if applicable.
10.    Confidentiality and Non-Disclosure.
10.1    Definition. “Confidential Information” means any non-public information of a Party or any of its affiliates that is disclosed or otherwise made available by or on behalf of one Party or any of its affiliates (“Disclosing Party”) to the other Party (“Receiving Party”), before or after the Effective Date and whether orally, visually, in writing or in any other form, including, without limitation, the terms of this Restated Agreement and information about the Disclosing Party’s technology, products, properties, employees, finances, businesses and operations. Confidential Information includes all notes, analyses, compilations, interpretations or other documents prepared by or for the Receiving Party, to the extent they contain, reflect or are based upon the Disclosing Party’s Confidential Information. “Representative” means a Disclosing Party, its controlled subsidiaries, and its and their respective officers, directors, employees, consultants and agents. Neither Party will disclose or otherwise make available any personally identifiable information or protected health information in connection with this Restated Agreement. The obligations set forth in this Section 10 will not apply to Confidential Information that: (i) is or becomes generally available to the public, through no act or omission of the Receiving Party or its Representatives; (ii) was already known by the Receiving Party without any obligation of confidentiality; (iii) is lawfully disclosed by a third party to the Receiving Party without any obligation of confidentiality; or (iv) is independently developed by the Receiving Party without use of or reference to any Confidential Information of the Disclosing Party.
10.2    Disclosure and Use Restrictions. Each Receiving Party will: (i) maintain the Disclosing Party’s Confidential Information in strict confidence using the same degree of care that it uses with regard to its own information of like nature, but in no event less than a reasonable degree of care; (ii) not disclose or make available Confidential Information of the Disclosing Party except as authorized herein; and (iii) not use any such Confidential Information other than for the purpose of exercising its express rights or performing its obligations under this Restated Agreement. A Receiving Party may disclose the Disclosing Party’s Confidential Information only to its Representatives who have a need to know for, and solely to the extent necessary to pursue, the purpose of exercising its express rights or performing its obligations under this Restated Agreement, provided that: (a) each Representative is bound by written obligations of confidentiality (including, without limitation, with respect to non-use and non-disclosure) at least as protective of the Disclosing Party’s Confidential Information as those contained in this Restated Agreement; and (b) the Receiving Party informs each Representative of the confidential nature of the Confidential Information. Each Receiving Party will be responsible for any breach of or non-compliance with this Restated Agreement by its Representatives. A Receiving Party may disclose the Disclosing Party’s Confidential Information to the extent required by any applicable law or regulation (including, if reasonably required pursuant to any registration statement (including an S-1) or any other public filings pursuant to any securities laws), provided that the Receiving Party, to the extent legally permissible, gives the Disclosing Party advance written notice of such required disclosure and reasonably assists the Disclosing Party in protecting, preventing or limiting such disclosure at the Disclosing Party’s expense. In any event, the Receiving Party will only disclose that portion of the Disclosing Party’s Confidential Information which, based on the reasonable advice of counsel, is legally required to be disclosed, and will otherwise exercise all reasonable efforts to receive confidential treatment for such Confidential Information. In addition, each of Lime and Uber may disclose the material terms of this Restated Agreement, in confidence, to potential and actual financial investors (excluding, for the avoidance of doubt, strategic investors including any Specified Uber Competitors or Specified Lime Competitors, as applicable); provided (i) the Disclosing Party shall notify the investors that the material terms of the Restated Agreement are subject to these confidentiality terms and may not be disclosed to any other person and (ii) the Disclosing Party shall be responsible for any unauthorized disclosures by investors.

11.    Representations and Warranties; Indemnification.
11.1    Representations and Warranties.
(a)    By Lime. Lime hereby represents and warrants to Uber that (a) it has full and exclusive right and power to enter into and perform according to the terms of this Restated Agreement, (b) it has all rights, licenses or consents required to authorize Uber to perform its obligations under this Restated Agreement and to grant the licenses in this Restated Agreement, including any required licenses or consents from third-party owners of licensed or shared resources (including, without limitation, all rights to make the Lime E- Scooters available under this Restated Agreement), (c) Lime will comply with all applicable laws related to (i) the performance of Lime’s obligations in this Restated Agreement and (ii) the Lime E-Scooters and Lime Platform (including, without limitation, ensuring that the Lime E-Scooters are insured in accordance with applicable insurance laws, rules, and regulations, and are maintained in accordance with applicable laws, rules, and regulations in each locality), (d) the Lime Materials, the Lime APIs, and the Lime Platform do not and will not, and any Lime improvements thereto will not, infringe, misappropriate, or otherwise violate any third party non-Uber Affiliate Intellectual Property Right, and (e) Lime has not taken any action that will have the direct or indirect effect of any Uber software incorporated by Lime in the Lime Materials (or any software containing, depending upon, or otherwise linking to such Lime software incorporated in the Lime Materials) subject to the requirement, as a condition of use, modification and/or distribution of such Uber software, that such Uber software or other software incorporated into, derived from or distributed with such Uber software (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works or (iii) be redistributable at no charge.
(b)    By Uber. Uber hereby represents and warrants to Lime that (a) it has full and exclusive right and power to enter into and perform according to the terms of this Restated Agreement, (b) it has all rights, licenses or consents required perform its obligations under this Restated Agreement and to grant the licenses in this Restated Agreement, including any required licenses or consents from third-party owners of licensed or shared resources, (c) Uber will comply with all applicable laws related to the performance of Uber’s obligations in this Agreement, (d) the Uber App, Uber API and Uber Materials do not and will not, and any Uber improvements thereto will not, infringe, misappropriate, or otherwise violate any Intellectual Property Right of any third party, and (e) Uber has not taken any action that will have the direct or indirect effect of any Lime software incorporated by Uber in the Integrated Product (or any software containing, depending upon, or otherwise linking to such Lime software incorporated in the Integrated Product) subject to the requirement, as a condition of use, modification and/or distribution of such Lime software, that such Lime software or other Lime software incorporated into, derived from or distributed with such Lime software (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works or (iii) be redistributable at no charge.

(c)    DISCLAIMER. EXCEPT AS SET FORTH ABOVE IN THIS SECTION 11.1, EACH PARTY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, REGARDING OR RELATING ANY PRODUCTS, SERVICES, TECHNOLOGY OR MATERIALS UNDER THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
11.2    Indemnification.
(a)    By Lime. Lime agrees to indemnify, defend and hold harmless Uber, its officers, directors, employees, customers (including but not limited to any Uber for Business customers, Eligible Users, and any user of the Integrated Product) (“Customers”) and agents (each, an “Uber Indemnitee”) from any and all third party claims, losses, liabilities, damages, taxes, penalty, interest, expenses and costs (including attorneys’ fees and court costs) relating to, resulting from, or arising out of (a) a material breach, or allegation which if true would constitute a material breach, of Sections 6.2, 8.3, 10, 11.1(a), or 13.2 of this Restated Agreement, (b) any claim that the Lime Platform, Lime APIs, Lime Materials, or Uber’s use of the Lime Platform, Lime APIs, or Lime Materials under this Restated Agreement infringe a third party non-Uber Affiliate's Intellectual Property Rights ("Lime Infringement Claim"), and (c) any claim or action brought against an Uber Indemnitee relating to any Lime E-Scooter, the Lime Platform, the Lime Materials, or the Integrated Product (except to the extent the claim or action could have been brought based on the Uber App without the Integrated Product integration (excluding the non- Integrated Product portions of the Uber App, the Uber Materials, and the Uber APIs) except to the extent that such claim arises out of or relates to Uber's failure to integrate the Lime Materials into the Integrated Product in accordance with Exhibit A. With respect to Lime’s obligations under subsection (b) of this Section 11.2(a), Lime will have no liability for a Lime Infringement Claim that arises from any (i) use of the Lime Materials or Lime Platform in violation of this Restated Agreement, (ii) modification of such Lime Materials or Lime Platform that is not authorized by Lime, or (iii) products, services, hardware, software, or other materials, or the combination of these with such Lime Materials or Lime Platform, if such Lime Materials or Lime Platform would not be infringing without this combination. Notwithstanding anything to the contrary in this Restated Agreement, Uber may disclose the terms of this Section 11.2(a), Section 11.2(c), Section 12 (“Limitation of Liability”), part (c) of Section 11.1(a) (“Representations and Warranties; By Lime”), as well as the applicable definitions of any defined terms contained therein, to its relevant Customers.
(b)    By Uber. Uber agrees to indemnify, defend and hold harmless Lime, its officers, directors, employees, customers and agents (each, a “Lime Indemnitee”) from any and all third party claims, losses, liabilities, damages, expenses and costs (including attorneys’ fees and court costs) relating to, resulting from, or arising out of (a) a material breach, or allegation which if true would constitute a material breach, of Sections 6.2, 8.3, 10, or 11.1(b); (b) failure to secure adequate consent to transfer Personal Data to Lime that is required to be transferred to Lime in connection with the Integrated Product, and (c) any claim that the Uber API or Uber Materials or

Lime’s use of the Uber API or Uber Materials under this Restated Agreement infringe a third party’s Intellectual Property Rights (“Uber Infringement Claim”). With respect to Uber’s obligations under subsection (b) of this Section 11.2(b), Uber will have no liability for an Uber Infringement Claim that arises from any (i) use of such Uber APIs or Uber Materials in violation of this Restated Agreement or the API Terms of Use, (ii) modification of such Uber APIs or Uber Materials that is not authorized by Uber, or (iii) products, services, hardware, software, or other materials, or the combination of these with such Uber APIs or Uber Materials, if such Uber API or Uber Materials would not be infringing without this combination.
(c)    Procedure. Each Party will give the other Party (i) prompt written notice of any such claim; (ii) sole control over the defense and settlement of such claim; and (iii) all necessary information and assistance (at the indemnifying Party's expense) to defend and/or settle such claim. The indemnified Party has the right to participate in the defense of any such indemnified claim at its expense. The indemnifying Party will not be liable for any costs or expenses incurred without its prior written authorization. In the event of any claim against an Uber Customer covered by Section 11.2(a), Uber will request that such Customer provide Lime prompt written notice of such claim and all necessary information and assistance (at Lime’s expense) to defend and/or settle such claim. Uber will also notify such Customer that: (i) Lime will have sole control over the defense and settlement of such claim; (ii) the Customer has the right to participate in the defense of any such indemnified claim at its expense; and (iii) Lime will not be liable for any costs or expenses incurred without its prior written authorization.
(d)    Sole Remedy. The foregoing states the sole remedy of the indemnified Party, and the sole obligation of the indemnifying Party, for infringement or alleged infringement of third party Intellectual Property Rights.
12.    Limitation of Liability. EXCEPT FOR AMOUNTS PAYABLE TO THIRD PARTIES UNDER A PARTY’S INDEMNIFICATION OBLIGATIONS IN SECTION 11, A BREACH OF A PARTY’S REPRESENTATIONS OR WARRANTIES IN SECTION 11, OR BREACHES OF CONFIDENTIALITY OBLIGATIONS IN SECTION 10, IN NO EVENT SHALL EITHER OF THE PARTIES OR THEIR AFFILIATES, SUPPLIERS, LICENSORS OR CONTRACTORS BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS OR REVENUES, OR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATERIALS, PRODUCTS OR SERVICES PROVIDED UNDER THIS AGREEMENT TO THE OTHER PARTY OR USE THEREOF PURSUANT TO THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, OR FOR ANY CLAIM MADE AGAINST EITHER OF THE PARTIES BY ANY THIRD PARTY (EXCEPT FOR A PARTY'S EXPRESS INDEMNIFICATION OBLIGATIONS IN SECTION 11), EVEN IF THE PARTIES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH CLAIM.

13.    Miscellaneous.
13.1    Arbitration Agreement, Venue, and Attorneys' Fees. The Parties agree that any dispute arising out of or relating to any aspect of this Restated Agreement, including but not limited to its formation, interpretation, performance, breach, or enforcement, shall be submitted exclusively to final and binding arbitration in accordance with the Federal Arbitration Act (“FAA”), 9 U.S.C. § 1, et seq. Any such arbitration shall be confidential. The arbitration will be administered by JAMS in accordance with the Comprehensive Arbitration Rules and Procedures. The arbitrator will be selected by the Parties from the JAMS’ roster of dispute arbitrators. The arbitration will be conducted in San Francisco, California. Judgment on the arbitration award may be entered in any court having jurisdiction. The prevailing Party in any such arbitration shall be entitled to its reasonable attorneys' fees, costs, and arbitration expenses, incurred in the arbitration proceeding as well as any court proceedings to confirm the arbitration award. A Party seeking in court to compel arbitration pursuant to this provision and that succeeds in compelling arbitration shall be entitled to its attorneys' fees and costs incurred in connection with such court proceedings. Notwithstanding the foregoing, nothing herein shall prevent a Party from seeking injunctive relief in any court having jurisdiction in order to protect such Party’s Intellectual Property Rights or Confidential Information.
13.2    Insurance. Lime will be responsible for all insurance costs attendant with operating the Lime Platform, including a stationless E-Scooter sharing program, and will maintain the insurance levels set forth in this Section 13.2, as may be updated from time-to-time on reasonable request by Uber and as agreed by Lime (such agreement not to be unreasonably withheld or delayed) and any other insurance required by law to operate the Lime Platform or EScooters. Lime will carry commercial general liability insurance, including bodily injury, property damage, contractual and product liability coverage in an amount of not less than [***] for each occurrence and in the general aggregate, (ii) Commercial Automobile Insurance, including, bodily injury, passenger liability (where applicable) and property damage for all vehicles, including, but not limited to, all owned, hired (or rented) and non-owned vehicles in an amount not less than [***] per accident combined single limit, (iii) Workers’ Compensation Statutory limits (for all states of operation) including Employers’ Liability with limits of not less than [***] and (iv) Privacy and Network Security (sometimes otherwise known as Cyber Liability) coverage which includes providing protection against liability for (a) system attacks, (b) denial or loss of service attacks, (c) spread of malicious software code, (d) unauthorized access and use of computer systems, (e) crisis management and customer notification expenses, (f) privacy regulatory defense and penalties and (g) liability arising from the loss or disclosure of confidential data, with coverage limits of not less than [***] per claim Lime will furnish a certificate of insurance evidencing such insurance policy limits. All policies will be written by reputable insurance companies having an A.M. Best financial rating of not less than “A-”, and VII. Lime’s commercial general liability and commercial automobile insurance will list Uber as an additional insured via blanket endorsement. Lime’s commercial general liability, commercial automobile liability, and workers’ compensation policies shall include a waiver of subrogation. Such insurance will be primary and not seek contribution from any insurance maintained or obtained by Uber and all such insurance will not be cancelled or materially reduced without thirty (30) days’ prior written notice to Uber. In no event will the limits of any policy be considered as limiting the liability of Lime under this Restated Agreement. Uber's workers' compensation policy shall apply to cover bodily injury claims made by Uber employees arising out of the use of an E-Scooter if such use is within the scope of the employees' employment (e.g. testing the Integrated Product).
13.3    No Partnership or Agency. Nothing in this Restated Agreement is to be construed as creating an agency, partnership, or joint venture relationship between the Parties hereto. The Parties are independent business enterprises, each operating a separate and distinct business. Neither Party will have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other Party, whether express or implied, or to bind the other Party in any respect whatsoever.
13.4    Publicity. Neither Party may issue any press releases related to this Restated Agreement, or use the other Party’s trademarks in connection with this Restated Agreement without the prior written consent of the other Party.
13.5    Delays. In the event that either Party is prevented from performing or is unable to perform any of its obligations under this Restated Agreement (other than any payment obligation) due to any Act of God, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, material unavailability, or any other cause beyond the reasonable control of the Party invoking this Section (each a “Force Majeure Event”), and if such Party will have used its commercially reasonable efforts to mitigate its effects, such Party will give prompt written notice to the other Party, and the time for the performance will be extended for the period of delay or inability to perform due to such occurrences.
13.6    Parties and Governing Law. This Restated Agreement will be governed and construed in accordance with the laws of the State of California, USA, without reference to its choice or conflicts of laws provisions and, subject to Section 13.1, the Parties hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Francisco City and County, California, USA for any lawsuit arising from or related to this Restated Agreement. The Parties agree that the United Nations Conventions on Contracts for the International Sale of Goods will not apply to this Restated Agreement.
13.7    Notices. All notices given under this Restated Agreement must be in writing and sent to the addresses specified on the first page of this Restated Agreement or any other addresses the Parties may designate in writing.

13.8    Assignment.
(a)    This Restated Agreement may not be assigned by either Party without the other Party’s consent, and any other attempted assignment will be void and of no effect; provided, that either Party may assign this Restated Agreement in connection with a merger, stock sale, or sale of all or substantially all assets relating to this Restated Agreement. Notwithstanding the foregoing, Uber may assign this Restated Agreement to an Affiliate. Subject to the foregoing, this Restated Agreement will be binding upon and inure to the benefit of each Party’s permitted successors and assigns. For purposes of this Restated Agreement, a Change of Control will be deemed an assignment.
(b)    Notwithstanding anything to the contrary herein, in the event Lime undergoes a Change of Control with or by an Expanded Specific Uber Competitor, prior to the Change of Control, Lime shall, unless otherwise directed by Uber in writing, logically and permanently separate from all other data held by Lime (a) all Lime Data associated with Exclusive Integrated Product Users, including, without limitation, Account Data or Lime Trip Data, and (b) all Uber Data, such that in the case of (a) and (b) such data cannot be shared with or accessed by such Expanded Specific Uber Competitor in connection with and following such Change of Control. This Section 13.8(b) shall survive any termination or expiration of the Restated Agreement and shall be binding on all successors and assigns (including by Change of Control) of Lime and its Affiliates regardless of whether Uber has consented to the assignment of this Restated Agreement in accordance with such Change of Control pursuant to Section 13.8(a).
(c)    Without limiting any Uber audit rights in Section 4.3 or Section 4.4, in the event Lime undergoes a Change of Control with or by an Expanded Specific Uber Competitor (and regardless of whether this Restated Agreement is assigned pursuant to Section 13.8(a)), upon at least fifteen (15) days prior written request of Uber, (i) Lime (or the successor or assignee of this Restated Agreement pursuant to Section 13.8(a)) will permit or (ii) Lime will cause the acquirer in such Change of Control (if this Restated Agreement is assigned pursuant to Section 13.8(a)) an independent public accountant, selected by Uber and acceptable to Lime, which acceptance will not be unreasonably withheld, to have access during normal business hours to those records of Lime (or such Expanded Specific Uber Competitor) as may be reasonably necessary to verify Lime’s compliance with Section 13.8(b). Such an independent public accountant shall sign Lime’s (or such Expanded Specific Uber Competitor’s) standard confidentiality agreement prior to accessing Lime’s (or such Expanded Specific Uber Competitor’s) books and records subject to this Section 13.8(c). If such independent accountant’s report shows any breach of Section 13.8(c), without limiting any remedy available to Uber, Lime (or such Expanded Specific Uber Competitor) will reimburse Uber for its reasonable out-of-pocket expenses for the audit in addition to any loss or expense incurred by Uber attributable to such breach. Uber shall have the right to one audit as set forth in this Section 13.8(c) for every Change of

Control with or by an Expanded Specific Uber Competitor. For clarity, in the event Uber conducts an audit pursuant to Section 4.3 or 4.4, such audits shall not count towards the maximum number of audits set forth in this Section 13.8(c). This Section 13.8(c) shall survive any termination or expiration of the Restated Agreement and shall be binding on all successors and assigns (including by Change of Control) of Lime and its Affiliates regardless of whether Uber has consented to the assignment of this Restated Agreement in accordance with such Change of Control pursuant to Section 13.8(a).
13.9    Interpretation. In this Restated Agreement: (i) “including” means “including, but not limited to,” and (ii) examples are illustrative and not the sole examples of a particular concept.
13.10    Entire Agreement; Changes in Writing; Partial Invalidity. This Restated Agreement, including any attached Exhibits, is the entire agreement between the Parties regarding the subject matter. Any addition to, modification of, or waiver of any term of this Restated Agreement must be in writing. If any provision of this Restated Agreement is unenforceable, it will be replaced with the valid provision closest to the Parties’ intent and the remaining provisions will continue.
[Signature Page Follows]

[Signature page for Uber Lime Integration Restated Agreement]
IN WITNESS WHEREOF, the Parties have executed this Restated Agreement by their respective, duly authorized representatives.

NEUTRON HOLDINGS, INC., DBA LIME		UBER TECHNOLOGIES, INC.

By:	/s/ Wayne Ting	By:	/s/ Jack Kloster

Name:	Wayne Ting	Name:	Jack Kloster

Title:	CEO	Title:	Head of Business Development, US&C

Date:	February 10, 2026	Date:	February 11, 2026

UBER B.V.		UBER INTERNATIONAL TECHNOLOGIES CORPORATION

By:	/s/ Anabel Diaz	By:	/s/ Brian Kuntz

Name:	Anabel Diaz	Name:	Brian Kuntz

Title:	Vice President, EMEA Rides Regional General Manager	Title:	Director

Date:	February 12, 2026	Date:	February 11, 2026

EXHIBIT A
Integrated Product
[***]

EXHIBIT B
Lime Materials
[***]

EXHIBIT C
Engineering Support Services
[***]

EXHIBIT D
Reporting Requirements
[***]

EXHIBIT E
Data Privacy & Security
[***]

EXHIBIT F
Token Recipient Addendum
[***]

SCHEDULE 1
REQUESTED INFORMATION
[***]

EXHIBIT G
API Terms
[***]

Exhibit I
Service Fee by Country & Country Equivalents
[***]

Exhibit J
Stickering Requirements
[***]

Exhibit K
Refund Fees
[***]

EXHIBIT L
Payment Terms - Lime (European Economic Area)
[***]

SCHEDULE 1 OF EXHIBIT L - LIST OF PARTNERS
[***]

SCHEDULE 2 OF EXHIBIT L - FORM OF ACCESSION AGREEMENT
[***]

EXHIBIT O
UPUK Payments Terms
[***]